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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: June 5, 1995




                          CHIPS AND TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

           0-15012                                            77-0047943
(Commission file number)                    (I.R.S. Employee Identification No.)



                  2950 Zanker Road, San Jose, California 95134
               (Address of principal executive offices)(Zip code)

Registrant's telephone number, including area code: (408)434-0600




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Item 5:    Other Events

As indicated in the Company's 10Q for the period ended March 31, 1995, the Company held a minority preferred stock investment in Nexgen, Inc. The initial public offering of Nexgen, Inc. common stock was declared effective on May 24, 1995 with trading on the NASDAQ National Market under the symbol "NXGN". All of the shares of Nexgen preferred stock were automatically converted into common stock as a result of the Nexgen public offering. The Company currently holds 691,667 shares of Nexgen's common stock with zero book value. The common stock now held by the Company is subject to contractual lock-up provisions which restrict any sale of such shares by the Company for 180 days after the public offering.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 CHIPS AND TECHNOLOGIES, INC.





                                 By:   /s/ Timothy R. Christoffersen
                                    ----------------------------------
                                       Timothy R. Christoffersen
                                       Vice President of Finance
                                       Chief Financial Officer and
                                       Principal Accounting Officer


Date: June 5, 1995